UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 9, 2005

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INTERACTIVE BRAND DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-20958	86-0519152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 SW 10th Street, Deerfield Beach, Florida 33442

(Address of Principal Executive Office) (Zip Code)

(954) 363-4797]

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

Effective December 5, 2005 Internet Billing Company, LLC, the Company’s wholly owned subsidiary (“iBill”), executed an amended and restated promissory note in favor of IIG Capital, LLC, as agent for IIG Trade Opportunities Fund NV (the “Lender”). The amended note increases the Company’s line of credit with the Lender from $2.1 million to $6 million. The ability to borrow is formula based, based upon an amount of eligible accounts receivable plus a percentage of the portion of the amounts being held in reserve by credit card clearing companies that relate to iBill’s fee for credit and processing services to iBill’s Internet merchant customers. In addition, the Lender may, at iBill’s request, make additional advances based upon the value of securities added to the collateral. The amended note is dated December 2, 2005 and is due on June 30, 2006.  The amended note has been issued to amend, modify and restate the $2.1 promissory note dated December 31, 2004 that was issued by iBill in favor of the Lender pursuant to a credit and security agreement dated as of December 31, 2004.

The interest rate on the amended note is at a rate per annum equal to 6.75% plus the prime rate, provided, however, that the interest rate shall at no time be less than 12% per annum.

The amended note has been issued pursuant to a first amendment to credit and security agreement and consent agreement dated as of December 2, 2005 by and among IIG Capital, LLC, as agent for IIG Trade Opportunities Fund NV and iBill and consented to by Media Billing, LLC (“Media Billing”) and PHSL Worldwide, Inc. (“PHSL”) and by the Company and XTV Investments, LLC. (“XTV”). Under the terms of the first amendment to credit and security agreement and consent agreement, the Company, Media Billing, PHSL and XTV have agreed to guarantee the obligations under the amended note.

In addition, under the terms of the first amendment, the Company, XTV and Media Billing have all entered into pledge agreements in favor of the Lender. The Company’s pledge agreement pledges all of the Company’s equity ownership interests in XTV and Media Billing. The Company has also pledged its 347,138 shares of class B non-voting stock of Penthouse Media Group, Inc. (the “PMG Shares”), which lien shall be second in priority to certain agreed encumbrances  The Media Billing pledge agreement pledges all of Media Billing’s direct or indirect ownership interest in iBill. The XTV pledge agreement pledges all of XTV’s equity ownership in Interactive Television Networks, Inc.

The loan is secured by all of the Company’s right, title and interest in and to all of the property and assets of the Company, including but not limited to all of the Company’s equipment, inventory, accounts, accounts receivable and rights under all contracts and agreements to which the Company is a party.

The first amendment also provides for the Company to file on or before May 15, 2006 a registration statement with the Securities and Exchange Commission that shall be declared effective no later than July 31, 2006 to register for resale all of the shares of the Company’s common stock underlying its shares of series D convertible preferred stock that have been delivered by PHSL pursuant to the previously executed pledge agreement of PHSL in favor of IIG Trade Opportunities Fund.

As of the date hereof, the Company has received $750,000 under the amended note. Under the terms of first amendment iBill paid the Lender an aggregate fee of $120,000 which consisted of an upfront consent and extension fee in the amount of 1% of the maximum advance commitment and a due diligence fee in the amount of 1% of the maximum advance commitment. The remaining funds received by the Company shall be used for working capital purposes.

The terms and conditions of the amended note, first amendment and other agreements discussed above are summarized in their entirety. The complete text of the note and agreements are filed as an exhibit hereto.

ITEM 8.01

Other Events

On November 9, 2005, the Company entered into an executive office lease agreement with 3275 Gabrilove, LLC to lease 2,712 square feet of executive office space located at 3275 West Hillsboro Boulevard, Deerfield Beach, Florida  33442. The term of the lease is for a period of 60 months commencing on January 1, 2006. The Company has the right to extend the term of the lease for one additional period of five years by providing written notice to 3275 Gabrilove of its election to exercise the option, not less than 180 days prior to the end of the initial lease term. Base rent payment for the initial term of the agreement is as follows:

Year 1

$12,820.50 per month

Year 2

$13,205.12 per month

Year 3

$13,601.39 per month

Year 4

$14,009.31 per month

Year 5

$14,428.89 per month

Monthly base rent for each year during the renewal term shall increase by 3% per year over the monthly base rent for the immediately preceding year.

The terms and conditions of the lease agreement with 3275 Gabrilove, LLC has been summarized in its entirety. The complete text of the agreement is filed as an exhibit hereto. The lease agreement was entered into in anticipation of the stipulation and settlement agreement entered into with the Company’s current landlord described below.

Effective November 18, 2005, the Company entered into a stipulation and settlement agreement with FG 2200, LLC for a termination of its current lease agreement of its executive offices located in Deerfield Beach, Florida. Under the stipulation, the Company acknowledged that under the terms of its lease agreement that approximately $448,000 of past due rent and other charges were past due as of the date of the stipulation and settlement. FG 2200 agreed to relieve the Company from its obligation to pay the past due amounts and to forgive all of the Company’s past defaults under the lease agreement provided that the Company pay FG 2200 an aggregate fee of $204,000 on or before January 1, 2006 and vacate the facility on or before January 31, 2006. In addition, the Company has waived any and all claims to its $450,000 security deposit initially paid under the lease agreement. FG 2200 will use the security deposit to offset costs incurred to find a replacement tenant. The Company shall also be responsible for its monthly rent for the months of December 2005 and January 2006. Assuming the Company vacates the facilities on or before January 31, 2006, FG 2200 shall pay the Company $225,000. In the event that the Company fails to comply with the terms of the stipulation and settlement agreement, FG 2200 reserves its right to commence action, final judgment, eviction and possession of the facilities.

ITEM 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit	Description
2.1	First Amendment to Credit and Security Agreement and Consent Agreement*
4.1	Amended and Restated Note by Internet Billing Company, LLC*
4.2	Pledge Agreement by Media Billing, LLC*
4.3	Pledge Agreement by XTV Investments, LLC*
4.4	Pledge Agreement by Interactive Brand Development, Inc.*
10.1	Security Agreement between Interactive Brand Development, Inc. and IIG Capital, LLC as agent for IIG Trade Opportunities Fund NV*
10.2	Amended and Restated Guaranty by Interactive Brand Development, Inc.*
10.3	Guaranty by XTV Investments, LLC*
10.4	Lease Agreement*

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*

To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Interactive Brand Development, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERACTIVE BRAND DEVELOPMENT, INC.
By:	/s/ STEVE MARKLEY
Steve Markley Chief Executive Officer

Date:   December 12, 2005